Exhibit 5

NORTH POINT  •  901 LAKESIDE AVENUE  •  CLEVELAND, OHIO 44114-1190

TELEPHONE: 216-586-3939  •  FACSIMILE: 216-579-0212

September 26, 2014

ConAgra Foods, Inc.

One ConAgra Drive

Omaha, Nebraska 68102-5001

Re: Registration Statement on Form S-3 filed by ConAgra Foods, Inc.

Ladies and Gentlemen:

We have acted as counsel for ConAgra Foods, Inc., a Delaware corporation (the “Company”), in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, by the Company of an indeterminate aggregate initial offering price or number of: (i) senior debt securities of the Company (“Senior Debt Securities”), in one or more series; (ii) subordinated debt securities of the Company (“Subordinated Debt Securities” and, together with the Senior Debt Securities, “Debt Securities”), in one or more series; (iii) shares of common stock, par value $5.00 per share, of the Company (“Common Stock”); and (iv) shares of preferred stock of the Company (“Preferred Stock”), in each case as contemplated by the Company’s Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Debt Securities, Common Stock and Preferred Stock are referred to herein collectively as the “Securities” and each, as a “Security.” The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”). The Senior Debt Securities are to be issued under a senior debt indenture, dated as of October 8, 1990 (the “Senior Indenture”), between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. and The Chase Manhattan Bank (National Association)), as trustee. The Subordinated Debt Securities are to be issued under a subordinated debt indenture, dated as of March 10, 1994 (the “Subordinated Indenture” and each of the Senior Indenture and the Subordinated Indenture, an “Indenture”), between the Company and U.S. Bank National Association (as successor to First Trust National Association), as trustee.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	The Senior Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

2.	The Subordinated Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

ATLANTA • BEIJING • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS •  DALLAS • DUBAI • FRANKFURT • HONG KONG • HOUSTON  IRVINE • LONDON • LOS ANGELES • MADRID • MEXICO CITY • MILAN • MOSCOW • MUNICH • NEW DELHI •  NEW YORK • PARIS • PITTSBURGH

SAN DIEGO  •  SAN FRANCISCO  •  SHANGHAI  •  SILICON VALLEY  •  SINGAPORE  •  SYDNEY  •  TAIPEI  •  TOKYO  •  WASHINGTON

ConAgra Foods, Inc.

September 26, 2014

3.	The shares of Common Stock, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

4.	The shares of Preferred Stock, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof), the Company’s Restated Certificate of Incorporation (as the same may be amended from time to time) and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities consisting of capital stock will have been authorized within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Company’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) each Indenture will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company.

With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i)(A) any Senior Debt Securities will have been issued pursuant to the Senior Indenture and (B) any Subordinated Debt Securities will have been issued pursuant to the Subordinated Indenture; (ii) all terms of such Debt Securities not provided for in the applicable Indenture will have been established in accordance with the provisions of the applicable Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the applicable trustee; and (iii) such Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture.

ConAgra Foods, Inc.

September 26, 2014

With respect to any Securities consisting of Preferred Stock, we have further assumed that the Company will issue and deliver the Preferred Stock being issued and delivered after the filing with the Secretary of State of the State of Delaware of a certificate of designations, approved by us, establishing the designations, preferences and rights of the class or series of the Preferred Stock being issued and delivered.

The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights and remedies generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinions expressed herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement, and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day